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                                                                   Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the inclusion on this registration statement on Form S-4 of our report, which includes an explanatory paragraph regarding the Company's change in its method of accounting for income taxes, dated January 22, 1993, on our audits of the consolidated financial statements of Vermont Financial Services Corp. and Subsidiary. We also consent to the reference of our firm under the captions "Vermont Financial Services Corp. -- Selected Financial Data" and "Experts."


                                                            [Cooper's & Lybrand]


Springfield, Massachusetts
February 10, 1994